UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 2, 2010
Avago Technologies Limited
(Exact name of registrant as specified in its charter)

Singapore	001-34428	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Yishun Avenue 7
Singapore 768923	N/A
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (65) 6755-7888
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
     On December 2, 2010, Avago Technologies Ltd. (“Avago” or the “Company”) issued a press release announcing its unaudited financial results for its fourth quarter and fiscal year ended October 31, 2010. The Company will host an investor conference call on December 2, 2010 at 2:00 p.m. Pacific Time to discuss these results.
     The foregoing description is qualified in its entirety by reference to the press release dated December 2, 2010, a copy of which is attached hereto as Exhibit 99.1.
Item 8.01 Other Events.
     On December 2, 2010, Avago announced that its board of directors (the “Board”) has declared the first cash dividend on the Company’s ordinary shares. The Board declared an interim cash dividend of $0.07 per outstanding ordinary share, payable on December 30, 2010 to shareholders of record as of the close of business, Eastern time, on December 15, 2010. Under Singapore law, an interim dividend is wholly provisional and may be revoked by the Board at any time prior to the payment thereof.
     The Company’s cash dividend policy and the payment of future cash dividends are subject to the Board’s continuing determination that the dividend policy and the declaration of dividends thereunder are in the best interests of the Company’s shareholders, and are in compliance with all laws and agreements to which the Company is subject or party, applicable to the declaration and payment of dividends. In addition to these constraints, the payment of cash dividends in the future, if any, will depend upon such factors as the Company’s earnings levels, capital requirements, contractual restrictions, cash position and overall financial condition and any other factors deemed relevant by the Board.
     The information contained in Item 2.02 of this report and in the accompanying exhibit shall not be incorporated by reference into any filing of the registrant, whether made before or after the date hereof, regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference to such filing. The information in this report, including the exhibit hereto, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.
     The following is furnished as an exhibit to this report and shall not be deemed “filed” for purposes of Section 18 of the Exchange Act.

Exhibit No.	Description
99.1	Press release, dated December 2, 2010, entitled “Avago Technologies Announces Fourth Quarter and Fiscal Year 2010 Financial Results”.
Cautionary Note Regarding Forward-Looking Statements
     This announcement contains forward-looking statements which address our expected future business and financial performance. All statements other than statements of historical fact could be deemed forward-looking, including, but not limited to, any statements of the plans, strategies and objectives of management for future operations; any statements of expectation or belief regarding future events, technology developments or enforceability of our intellectual property rights; and any statements of assumptions underlying any of the foregoing. These forward-looking statements are based on current expectations, estimates, forecasts and projections of future Company or industry performance, based on management’s judgment, beliefs, current trends and market conditions, and involve risks and uncertainties that may cause actual results to differ materially from those contained in the forward-looking statements. Accordingly, we caution you not to place undue reliance on these statements. For Avago, particular uncertainties that could materially affect future results and our ability to pay dividends include cyclicality in the semiconductor industry or in our target markets; the recent economic downturn and financial crisis and their impact on our business, results of operations, and financial condition quarterly and annual fluctuations in operating results; our competitive performance and ability to continue achieving design wins with our customers; our ability to generate cash sufficient to fund our research and development, capital expenditures and other business needs; our increased dependence on outsourced service providers for certain key business services and their ability to execute to our requirements; our dependence on contract manufacturing and outsourced supply chain; loss of our significant customers; our ability to maintain tax concessions in certain jurisdictions; our ability to protect our intellectual property and any associated increases in litigation expenses; any expenses associated with resolving customer product and warranty claims; costs associated with and our ability to achieve the growth prospects and synergies expected from our acquisitions; delays and challenges associated with integrating acquired companies with our existing businesses; our ability to improve our cost structure through our manufacturing outsourcing program; and other events and trends on a national, regional and global scale, including those of a political, economic, business, competitive and regulatory nature. Our Quarterly Report on Form 10-Q filed on September 2, 2010 and other filings with the Securities and Exchange Commission, or “SEC” (which you may obtain for free at the SEC’s website at http://www.sec.gov) discuss some of the important risk factors that may affect our business, results of operations and financial condition. We undertake no intent or obligation to publicly update or revise any of these forward looking statements, whether as a result of new information, future events or otherwise, except as required by law.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.
Date: December 2, 2010

Avago Technologies Limited
By:	/s/ Douglas R. Bettinger
	Name:	Douglas R. Bettinger
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press release, dated December 2, 2010, entitled “Avago Technologies Announces Fourth Quarter and Fiscal Year 2010 Financial Results.”